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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 15, 1998


                           EINSTEIN/NOAH BAGEL CORP.
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           (Exact name of registrant as specified in its charter)

Delaware                          0-21097                         84-1294908
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(State or other                 (Commission                   (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
incorporation)


       14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 215-9300
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               (Registrant's phone number, including area code)


                                Not Applicable
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         (Former name or former address, if changes since last report)



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ITEM 5. OTHER EVENTS

        The Company has been notified by the Nasdaq Stock Market ("Nasdaq") of Nasdaq's determination that the Company is not in compliance with the net tangible assets requirement or the alternative $5.00 minimum closing bid price requirement for continued listing of its common stock on the Nasdaq National Market. The Company has requested a Nasdaq hearing regarding these compliance issues, which request temporarily stays delisting of the common stock. There can be no assurance that the hearing will result in continued listing of the common stock on the Nasdaq National Market. If unsuccessful, the Company intends to request that the common stock be listed on the Nasdaq SmallCap Market. Delisting of the common stock from Nasdaq could have a material adverse affect on the market price of, and the efficiency of the trading market for, the Company's common stock.




                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 15, 1998


                                        EINSTEIN/NOAH BAGEL CORP.


                                        By: /s/ Amy S. Powers
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                                           Amy S. Powers
                                           Vice President